EXHIBIT 3.1( C )
           CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORIATION
                        FOR PROFIT NEVADA CORPORATION
          (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)
                               REMIT IN DUPLICATE

                                                            File  #  C  21337-01
                                                                    MAY 16, 2002
                                IN THE OFFICE OF DEAN HELLER, SECRETARY OF STATE


1.   NAME  OF  CORPORATION  :  MAGNUM  INDUSTRIES  INC.

2.   THE  ARTICLES  HAVE BEEN AMENDED AS FOLLOWS:

     THE NAME OF THE COMPANY IS NOW
     CHANGED  TO  BROADWAY  INTERNATIONAL  DEVELOPMENT  CORPORATION.

3.   THE  VOTE  BY  WHICH  THE  STOCKHOLDERS  HOLDING  SHARES IN THE CORPORATION
     ENTITLING THEM EXERCISE A MAJORITY OF THE VOTING POWER, OR SUCH GREATER PROPORTION OF THE VOTING POWER AS MAY BE REQUIRED IN THE CASE OF A VOTE BY CLASSES OR SERIES, OR MAY BE REQUIRED BY THE PROVISIONS OF THE ARTICLES OF INCORPORATION HAVE VOTED IN FAVOUR OF THE AMENDMENT IS OVER 80%.

4.     SIGNATURES  :


/S/  PETER  KHEAN
-----------------
PRESIDENT


/S/  PETER  KHEAN
-----------------
SECRETARY

DATED  THE  16TH  DAY  OF  MAY  2002